Exhibit 99.2

Audited Combined Financial Statements of

NII FPG Company

As of and for the
Fiscal Year Ended September 30, 2016

Independent Auditors' Report

To the Owners of NII FPG Company:

We have audited the accompanying combined financial statements of NII FPG Company which comprise the combined balance sheet as at September 30, 2016, the combined statements of income, comprehensive income, cash flows and parent company investment for the year then ended, and notes, comprising a summary of significant accounting policies and other explanatory information.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with U.S. generally accepted accounting principles, and for such internal control as management determines is necessary to enable the preparation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards and U.S. generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements present fairly, in all material respects, the balance sheet of NII FPG Company as at September 30, 2016, and the results of its financial performance and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Chartered Professional Accountants
Vancouver, Canada
September 19, 2017

NII FPG Company	As of September 30, 2016

Combined Balance Sheet

(In thousands)	2016

Assets
Current Assets:
Cash and cash equivalents	$12,859
Accounts receivable, less allowance of $8	5,309
Related party accounts receivable (Note 15)	12,154
Inventories, net (Note 3)	21,344
Other current assets	1,526
Total Current Assets	53,192
Property, Plant, and Equipment, at Cost, Net (Note 4)	9,085
Other Assets (Note 9)	50
Intangible Assets, Net (Note 5)	112
Goodwill (Note 6)	24,214
Total Assets	$86,653

Liabilities and Parent Company Investment
Current Liabilities:
Short-term obligations (Note 8)	$3,757
Accounts payable	2,768
Related party accounts payable (Note 15)	1,393
Accrued payroll and employee benefits	1,466
Customer deposits	3,954
Accrued income taxes	113
Other current liabilities (Note 7)	3,028
Total Current Liabilities	16,479
Long-Term Deferred Income Taxes (Note 9)	342
Other Long-Term Liabilities (Note 10)	217
Long-Term Obligations (Note 8)	37
Commitments and Contingencies (Notes 12 and 13)

Total Parent Company Investment (Note 16)	69,578
Total Liabilities and Parent Company Investment	$86,653

The accompanying notes are an integral part of these combined financial statements.

NII FPG Company	Year Ended September 30, 2016

Combined Statement of Income

(In thousands)	2016

Revenues	$77,212
Costs and Operating Expenses:
Cost of revenues	41,833
Selling, general, and administrative expenses	16,889
Research and development expenses (Note 11)	2,249
60,971
Operating Income	16,241
Interest Income	147
Interest Expense	(200)
Income Before Provision for Income Taxes	16,188
Provision for Income Taxes (Note 9)	3,177
Net Income	$13,011

The accompanying notes are an integral part of these combined financial statements.

NII FPG Company	Year Ended September 30, 2016

Combined Statement of Comprehensive Income

(In thousands)	2016

Comprehensive Income
Net Income	$13,011
Pension adjustments (net of tax provision of $26)	(110)
Foreign currency translation adjustment	436
Comprehensive Income	$13,337

The accompanying notes are an integral part of these combined financial statements.

NII FPG Company	Year Ended September 30, 2016

Combined Statement of Cash Flows

(In thousands)	2016

Operating Activities
Net income	$13,011
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,404
Gain on sale of property, plant, and equipment	(52)
Deferred income tax provision	14
Other items, net	30
Changes in current assets and liabilities:
Accounts receivable	(129)
Related party accounts receivable	(6,349)
Inventories	(1,635)
Other current assets	821
Accounts payable	7
Related party accounts payable	720
Other current liabilities	(2,270)
Net cash provided by operating activities	5,572
Investing Activities
Purchases of property, plant, and equipment	(1,690)
Proceeds from sale of property, plant, and equipment	95
Net cash used in investing activities	(1,595)
Financing Activities
Proceeds from issuance of short- and long-term obligations	1,519
Repayments of short- and long-term obligations	(2,677)
Net cash used in financing activities	(1,158)
Exchange Rate Effect on Cash and Cash Equivalents	276
Increase in Cash and Cash Equivalents	3,095
Cash and Cash Equivalents at Beginning of Year	9,764
Cash and Cash Equivalents at End of Year	$12,859

Supplemental Cash Flow Information
Cash Paid for Interest	$200
Cash Paid for Income Taxes, Net of Refunds	$2,071

The accompanying notes are an integral part of these combined financial statements.

NII FPG Company	Year Ended September 30, 2016

Combined Statement of Parent Company Investment

(In thousands, except share amounts)	Total Parent Company Investment
Balance at September 30, 2015	$60,961
Net income	13,011
Dividend declared	(4,720)
Other comprehensive items	326
Balance at September 30, 2016	$69,578

The accompanying notes are an integral part of these combined financial statements.

NII FPG Company	2016 Financial Statements
Notes to Combined Financial Statements

1.    Description of Business and Basis of Presentation

Description of Business

NII FPG Company (“NII FPG”) is comprised of the forest products business of Northern Industrial, Inc. and is a global manufacturer of industrial machines and related parts used in the forest industry. NII FPG designs, manufactures and sells log debarking equipment, which is used by timber processing plants to remove the bark from harvested trees before they are processed into lumber. NII FPG also designs, manufactures and sells timber harvesting equipment, including log yarders, feller bunchers, and log loaders used by loggers to harvest, gather and move timber from the forest. In addition, NII FPG also sells replacement parts and provides field support services to their customers.

The accompanying combined financial statements are comprised of the consolidated statements of NII FPG and its wholly-owned subsidiaries combined with SWN IP LLC (“NIP”) which holds certain intellectual property (collectively, the “Company”). All the entities included in the accompanying combined financial statements are directly or indirectly owned by Northern Industrial, Inc. (“NII”), the ultimate parent company, and were subsequently acquired by Kadant Inc. (“Kadant”) on July 5, 2017.

Basis of Presentation

These combined financial statements (“financial statements”) have been derived from the books and records of the various entities owned by NII. These financial statements reflect the historical results of operations, financial position and cash flows of the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
The financial statements are presented as if the Company had been carved out of NII on a standalone basis for all the periods presented and represent the combined carve-out of the assets, liabilities, revenues, expenses and cash flows of the businesses that are being acquired by Kadant. See Note 16, Subsequent Event, for further details.

The assets and liabilities in the financial statements have been presented on a historical cost basis, and immediately prior to the acquisition by Kadant, all the assets and liabilities presented are under the common control of NII. All significant intercompany transactions within the Company have been eliminated.

The businesses generally maintain their own independent management and infrastructure. However, certain resources for oversight of operations and associated overhead are incurred at NII. These financial statements include expense allocations for certain support functions that are provided on a centralized basis by NII at its corporate office in Seattle, Washington, including, but not limited to oversight, finance, human resources and information technology.

Management believes the assumptions underlying the financial statements, including the assumptions regarding allocated expenses, reasonably reflect the utilization of services provided to or the benefit received by the Company during the period presented. However, due to the inherent limitations of carving out the assets, liabilities, operations and cash flows from larger entities, these financial statements may not necessarily reflect the Company’s financial position, results of operations and cash flow for future periods, nor do they reflect the financial position, results of operations and cash flow that would have been realized had the Company been a stand-alone entity during the periods presented. Actual costs that would have been incurred if the Company had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions in various areas, including information technology and infrastructure.

2.	Summary of Significant Accounting Policies

Principles of Consolidation and Combination

The accompanying financial statements of the Company include the consolidated accounts of NII FPG and its wholly owned subsidiaries combined with NIP. All material intercompany accounts and transactions have been eliminated.

Fiscal Year

Unless otherwise noted, references to 2016 in the accompanying combined financial statements are as of September 30, 2016, and for the twelve-month period beginning on October 1, 2015 and ending on September 30, 2016.

NII FPG Company	2016 Financial Statements
Notes to Combined Financial Statements

2.	Summary of Significant Accounting Policies (continued)

Functional and Presentation Currency

The U.S. dollar is the presentation currency of the Company. Each of the Company's subsidiaries determines its own functional currency and items included in the financial statements of each subsidiary are measured using that functional currency.

Assets and liabilities of foreign operations having a functional currency other than the U.S. dollar are translated at the rate of exchange prevailing at the reporting date and revenues and expenses at average rates during the period. Gains or losses on translation are recorded as foreign currency translation income (loss) in comprehensive income and included as a component of parent company investment. Foreign currency denominated monetary assets and liabilities are translated using the rate of exchange prevailing at the reporting date. Revenues and expenses are measured at average rates during the period. Gains or losses on translation of these items are included in net income. Foreign currency denominated non-monetary assets and liabilities, measured at historic cost, are translated at the rate of exchange at the transaction date.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, and the reported amounts of revenues and expenses during the reporting period.

Although the Company makes every effort to ensure the accuracy of the estimates and assumptions used in the preparation of these financial statements or in the application of accounting policies, if business conditions were different, or if the Company were to use different estimates and assumptions, it is possible that materially different amounts could be reported in the Company’s financial statements.

Critical Accounting Policies

Critical accounting policies are defined as those that entail significant judgments and estimates, and could potentially result in materially different results under different assumptions and conditions. Significant items subject to such estimates and assumptions include the determination of useful lives for property, plant and equipment and intangible assets, valuation allowances for receivables and inventories, provision for potential warranty claims and determination of income taxes. A discussion of these accounting policies is included below.

Business Combinations

Business combinations are accounted for using the acquisition method, other than those between and among entities under common control. The consideration of each acquisition is measured at the aggregate of the fair values at the acquisition date of assets transferred by the acquirer, liabilities incurred or assumed, and equity instruments issued in exchange for control of the acquiree. Where applicable, the consideration for the acquisition includes any asset or liability resulting from a contingent consideration arrangement, measured at its acquisition-date fair value. All other subsequent changes in the fair value of contingent consideration classified as liabilities are recognized in the combined statement of income. Acquisition related costs are expensed.

During the year ended September 30, 2016, the contingent consideration related to the acquisition of the Company's timber harvesting business completed in 2011 was settled resulting in the Company recording an expense of $43,000 within selling, general, and administrative expenses ("SG&A") in the combined statement of income.

Cash and Cash Equivalents

The Company considers deposits in banks, cashable guaranteed investment certificates and short-term instruments or investments with original maturities of less than 90 days as cash and cash equivalents. The carrying amounts of cash equivalents approximate their fair values due to the short-term nature of these instruments. The total amount of cash and cash equivalents is $12,859,000 as of September 30, 2016.

NII FPG Company	2016 Financial Statements
Notes to Combined Financial Statements

2.	Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company exercises judgment in determining its allowance for doubtful accounts, which is based on its historical collection experience, current trends, credit policies, specific customer collection issues and accounts receivable aging categories. In the determining this allowance, the Company looks at historical write-offs of its receivables. The Company also looks at current trends in the credit quality of its customer base as well as changes in its credit policies. The Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and each customer’s current creditworthiness. The Company continuously monitors collections and payments from its customers. Account balances are charged off against the allowance when the Company believes it is probable that the receivable will not be recovered.

Prepaid Expenses and Deposits

The Company pays in advance for certain services to be received in the future. These amounts are recorded as part of other current assets.

Inventories

Inventories are stated at the lower of cost (on a first-in, first-out; or weighted average basis) or market value and include materials, labor, and manufacturing overhead. The Company regularly reviews its quantities of inventories on hand and compares these amounts to the historical and forecasted usage of and demand for each particular product or product line. The Company records a charge to cost of revenues for excess and obsolete inventory to reduce the carrying value of inventories to market value.

Financial instruments

Financial instruments are recorded at fair value on initial recognition. All financial instruments are subsequently measured at amortized cost less accumulated impairment, if any, unless management has elected to carry the instruments at fair value. The Company has not elected to carry any financial instruments at fair value.

Financial instruments are adjusted by transaction costs incurred on acquisition and financing costs. These costs are amortized using the straight-line method.

The carrying value of financial instruments approximate their fair values due to the short-term nature of these instruments.

Property, Plant, and Equipment

Property, plant and equipment are stated at cost, less accumulated amortization and accumulated impairment losses, if any. The Company evaluates if expenditures incurred are improvements to the asset or repairs. Assets improvements are capitalized to the carrying value of the assets and amortized throughout the asset’s useful life while repairs are expensed as incurred.

Amortization commences when the asset is available for use. Amortization is computed using the straight-line method over the following estimated useful lives:

Buildings	10-30 years or over remaining life of the lease
Machinery and equipment	3-10 years
Office furniture and equipment	3-10 years
Leasehold improvements	Over the shorter of the lease term or useful life

NII FPG Company	2016 Financial Statements
Notes to Combined Financial Statements

2.	Summary of Significant Accounting Policies (continued)

Intangible Assets

The Company's intangible assets were acquired in business combinations and recognized separately from goodwill at their fair value on the acquisition date. The intangible asset is comprised of intellectual property, which is being amortized on a straight-line basis over 15 years.

Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the identifiable net assets of an acquired business at the date of the acquisition. The Company’s acquisitions have historically been made at prices above the fair value of the acquired net assets, resulting in goodwill, due to the expectation of synergies from combining the businesses.

Impairment of Long-lived Assets

The Company assesses its long-lived assets for impairment whenever facts and circumstances indicate that the carrying amounts may not be fully recoverable. To analyze recoverability, the Company projects undiscounted net future cash flows over the remaining lives of such assets or asset groups. If these projected cash flows were to be less than the carrying amounts, an impairment loss would be recognized, resulting in a write-down of the assets with a corresponding charge to earnings. The impairment loss would be based upon the difference between the carrying amounts and the fair values of the assets.

The Company evaluates the recoverability of goodwill as of the end of each fiscal year, or more frequently if events or changes in circumstances, such as a significant decline in sales, earnings, or cash flows, or material adverse changes in the business climate, indicate that the carrying value of an asset might be impaired. Testing goodwill for impairment involves a two-step quantitative process. However, prior to performing the two-step quantitative goodwill impairment test, the Company has the option to first perform an assessment of qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount.

Warranty Obligations

The Company provides for the estimated cost of product warranties at the time of sale based on the actual historical occurrence rates and repair costs, as well as knowledge of any specific warranty problems that indicated that projected warranty costs may vary from historical patterns. Should actual product failure rates, repair costs, service delivery costs, or supplier warranties on parts differ from the Company’s estimates, revisions to the estimated warranty liability would be required.

Leases

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC") 840 "Leases" ("ASC 840"), classifies leases as capital or operating. Capital leases are accounted for as the acquisition of an asset and the occurrence of an obligation by the lessee and as a sale or financing by the lessor. All other leases are accounted for as operating leases. The determination of whether an arrangement is (or contains) a capital lease is based on the substance of the arrangement at the inception date and is assessed in accordance with the criteria set in ASC 840.

Operating lease expense is recognized in the combined statement of income on a straight-line basis over the lease term.

Parent Company Investment

Parent company investment represents NII’s historical investment in the Company, accumulated net income, accumulated foreign currency translation income (loss), and the net effect of transactions and allocations from NII.

NII FPG Company	2016 Financial Statements
Notes to Combined Financial Statements

2.	Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company recognizes revenue under ASC 605, “Revenue Recognition” ("ASC 605"), when the following criteria have been met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the sales price is fixed or determinable, and collectability is reasonably assured.

Provisions for discounts, warranties, returns and other adjustments are provided for in the period in which the related sales are recorded. Sales taxes, value-added taxes and certain excise taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore excluded from revenue.

When a sale arrangement involves multiple elements, such as equipment and installation or set-up services, the Company considers the guidance in ASC 605. Such transactions are evaluated to determine whether the deliverables in the arrangement represent separate units of accounting based on the following criteria: the delivered item has value to the customer on a stand-alone basis, and if the contract includes a general right of return relative to the delivered item, delivery or performance of the undelivered item is considered probable and substantially under the control of the Company. Revenue is allocated to each unit of accounting or element based on relative selling prices and is recognized as each element is delivered or completed. The Company determines relative selling prices by using either vendor-specific objective evidence ("VSOE") if that exists, or third-party evidence of selling price. When neither VSOE nor third-party evidence of selling price exists for a deliverable, the Company uses its best estimate of the selling price for that deliverable. In cases in which elements cannot be treated as separate units of accounting, the elements are combined into a single unit of accounting for revenue recognition purposes.

Amounts received in advance of services to be provided are included in deferred revenue until the revenue recognition criteria are met.

Income Taxes

The Company's annual effective income tax rate is determined based on income, statutory tax rates and the tax impacts of items treated differently for tax purposes than for financial reporting purposes. Tax law requires certain items be included in the tax return at different times than the items are reflected in the financial statements. Some of these differences are permanent, such as expenses that are not deductible for tax purposes, and some differences are temporary, reversing over time, such as depreciation expense. These temporary differences create deferred tax assets and liabilities.

In accordance with ASC 740 “Income Taxes” ("ASC 740"), the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which these differences are expected to be reverse. A tax valuation allowance is established, as needed, to reduce deferred tax assets to the amount to be realized.

The Company operates in multiple jurisdictions with complex tax and regulatory environments, which are subject to differing interpretations by the taxpayer and the taxing authorities. At times, the Company may take positions that management believes are supportable, but are potentially subject to successful challenges by the appropriate taxing authority. The Company evaluates its tax positions and establishes liabilities in accordance with guidance governing accounting for uncertainty in income taxes. The Company reviews these tax uncertainties in light of the changing facts and circumstances, such as the progress of tax audits, and adjusts them accordingly.

It is the Company’s policy to provide for uncertain tax positions and the related interest and penalties based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities.

In November 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-17. “Income Taxes (Topic 740), Balance Sheet Classification of Deferred Taxes,” which simplifies the presentation of deferred income taxes, as it requires that deferred tax assets and liabilities be classified as non-current in the accompanying combined balance sheet. The Company early adopted this ASU prospectively for the year ended September 30, 2016, which results in all deferred taxes being reported as non-current in the combined balance sheet.

NII FPG Company	2016 Financial Statements
Notes to Combined Financial Statements

2.	Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

Revenue from Contracts with Customers (Topic 606)

In May 2014, the FASB issued ASU No. 2014-09, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The new guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. The ASU will replace most existing revenue recognition guidance in GAAP when it becomes effective. In March 2016, the FASB issued ASU No. 2016-08, which further clarifies the guidance on the principle versus agent considerations within ASU No. 2014-09. In April 2016, the FASB issued ASU No. 2016-10 to expand the guidance on identifying performance obligations and licensing within ASU 2014-09. In May 2016, the FASB issued ASU No. 2016-11, which rescinds certain previously-issued, guidance, including, among other items, guidance relating to accounting for shipping and handling fees and freight services effective upon adoption of ASU No. 2014-09. Also in May 2016, the FASB issued ASU No. 2016-12, which narrowly amended the revenue recognition guidance regarding collectability, noncash consideration, presentation of sales tax and transition. In December 2016, the FASB issued ASU No. 2016-20, which clarifies narrow aspects of Topic 606 and corrects unintended application of the guidance. These new ASUs are effective for the Company beginning in fiscal 2018. Early adoption is permitted in fiscal 2017. The Company is assessing the potential effects of these ASUs on its combined financial statements, business processes, systems and controls.

Inventory (Topic 330), Simplifying the Measurement of Inventory

In July 2015, the FASB issued ASU No. 2015-11, which required that an entity measure inventory within the scope of this ASU at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Substantial and unusual losses that result from subsequent measurement of inventory should be disclosed in the financial statements. This new guidance was effective for the Company beginning in fiscal 2017. Adoption of this ASU did not have a material effect on the Company's combined financial statements.

Leases (Topic 842)

In February 2016, the FASB issued ASU No. 2016-02, which requires a lease to recognize a right-of-use asset and a lease liability for operating leases, initially measured at the present value of the future lease payments in its balance sheet. This ASU also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated to the lease term, generally on a straight-line basis. This new guidance is effective for the Company in fiscal 2019. Early adoption is permitted. As part of the implementation of this new standard, the Company is in the process of reviewing current accounting policies and assessing the practical expedients allowed under this new guidance. The Company is assessing the potential effects of this ASU on its combined financial statements, business processes, systems and controls.

Intangibles-Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment

In January 2017, the FASB issued ASU No. 2017-04, which eliminates Step 2 in goodwill impairment testing, which requires that goodwill impairment losses be measured as the difference between the implied value of a reporting unit’s goodwill and its carrying amount. This ASU will reduce the cost and complexity of impairment testing by requiring goodwill impairment losses to be measured as the excess of the reporting unit’s carrying amount, including goodwill and related tax effects, over its fair values. This new guidance is effective on a prospective basis for the Company in fiscal 2020. Early adoption is permitted. The Company does not believe the adoption of this ASU will have a material effect on its combined financial statements.

NII FPG Company	2016 Financial Statements
Notes to Combined Financial Statements

3.     Inventories

The composition of inventories as of September 30, 2016 is as follows:

(In thousands)	2016
Raw Materials and Parts	$9,379
Work-in-Progress	2,742
Finished Goods	9,223
$21,344

4.    Property, Plant, and Equipment

The composition of property, plant, and equipment as of September 30, 2016 is as follows:

(In thousands)	2016

Land	$392
Buildings	9,963
Machinery, equipment and leasehold improvements	20,108
30,463
Less: Accumulated Depreciation and Amortization	(21,378)
$9,085

Depreciation and amortization expense was $1,392,000 for the year ended September 30, 2016.

5.    Intangible Assets

Gross intangible asset cost and accumulated amortization related to intellectual property totaled $180,000 and $68,000, respectively, as of September 30, 2016. The estimated future amortization expense is as follows:

(In thousands)	Amortization Expense
2017	$12
2018	12
2019	12
2020	12
2021	12
Thereafter	52
Total	$112

With respect to the indefinite lived intangible asset, no indicators of impairment were identified in 2016.

NII FPG Company	2016 Financial Statements
Notes to Combined Financial Statements

6.    Goodwill

The Company has reporting units in Canada and Finland to which goodwill is allocated.

The total carrying value of goodwill of the Finnish reporting unit as of September 30, 2016 is $20,080,000. The impact of foreign exchange on the goodwill balance was $10,000 during the period ended September 30, 2016, which is recorded in currency translation adjustment.

The total carrying value of goodwill of the Canadian reporting unit is $4,134,000 as of September 30, 2016.

The Company evaluated the recoverability and performed a qualitative goodwill impairment analysis as of September 30, 2016 and concluded that there were no indicators of goodwill impairment for either reporting unit.

7.    Warranty Obligations

The changes in the carrying amount of accrued warranty costs included in other current liabilities in the accompanying combined balance sheet are as follows:

(In thousands)	2016
Balance at Beginning of Year	$700
Provision charged to income	308
Usage	(360)
Currency translation	14
Balance at End of Year	$662

8.    Short- and Long-Term Obligations

(In thousands)	2016
Revolving Facility, due 2017	$3,405
Borrowings Under Overdraft	338
Bank Loan, due 2017 to 2019	51
Total Short- and Long-Term Obligations	3,794
Less: Short-Term Obligations	(3,757)
Long-Term Obligations	$37

The Company has a revolving credit facility (“Revolving Facility”) with a commercial bank that permits the Company to borrow up to 12,000,000 Canadian dollars. The Revolving Facility is due July 1, 2017 and is secured by a general security agreement on the Company's assets, and an unconditional guarantee and indemnity by the Company's parent. Drawings under the Revolving Facility bear interest at the Canadian Prime rate / U.S. base rate less a margin or, at the Company’s option, at rates for Canadian Bankers Acceptances / U.S. LIBOR plus a margin. In addition, the Revolving Facility provides for standby letters of credit up to a maximum of 2,000,000 Canadian dollars. Amounts drawn under letters of credit reduce the availability under the Revolving Facility and bear interest under the same terms as advances under the Revolving Facility. There were no letters of credit drawn as of September 30, 2016.

As of September 30, 2016, the debt advanced under this facility was comprised of $2,205,000, which is denominated in Canadian dollars, bearing interest at the Canadian prime rate minus 0.65%, and $1,200,000 denominated in U.S. dollars, bearing interest at the U.S. base rate minus 2.35%.

The Company has externally imposed capital requirements arising from its loan agreement. These capital requirements include a "debt service coverage" ratio and a "debt to worth" ratio. For the year ended September 30, 2016, the Company was in compliance with these loan covenants.

NII FPG Company	2016 Financial Statements
Notes to Combined Financial Statements

9.    Income Taxes

The Company's U.S. parent company is an S corporation and subject to a 0% statutory federal income tax rate. The provision for income taxes in the accompanying combined statement of income differs from the provision calculated by applying the statutory federal income tax rate of 0% due to the following:

(In thousands)	2016
Provision for income taxes at statutory rate	$—
Increase (decrease) resulting from:
Foreign tax rate differential	3,218
Valuation allowance	(3)
Other	(38)
$3,177

Net deferred tax liability in the accompanying combined balance sheet consists of the following:

(In thousands)	2016
Deferred tax asset:
Reserves and accruals	$187
Inventory basis difference	127
Revenue recognition	30
Capital loss carryforward	12
356
Deferred tax liability:
Fixed asset basis difference	(489)
Reserves and accruals	(166)
Research and development	(10)
(665)
Deferred tax liability, net	$(309)

Certain of the Company’s subsidiaries have bilateral “advance pricing agreements” between the governments of Canada and the United States relating to commission and royalty rates, the overhead expense allocation method, and the related mark-ups. The agreement expired on September 30, 2009, and the companies were in the process of negotiating a renewal of the agreement with the Canadian and the United States governments. The revised agreement was finalized in January 2017 and did not have a significant impact on these combined financial statements.

NII FPG Company	2016 Financial Statements
Notes to Combined Financial Statements

10.    Employee Benefit Plans

The Company's U.S. subsidiaries participate in a 401(k) plan sponsored by Northern Industrial Inc. Contributions to the plan are made by both the employee and the employer and are immediately vested. Employer contributions are based upon the level of employee contributions. The Company's foreign subsidiaries offer other retirement plans, the majority of which are defined contribution plans. The Company contributed and charged to expense approximately $348,000 for the year ended September 30, 2016 related to these plans.

The Company's subsidiary in Finland provides a pension plan for all eligible employees regulated by the Employee Pensions Act (TyEL). The following table summarizes the change in benefit obligation; the change in plan assets; the unfunded status; and the amounts recognized in the accompanying consolidated balance sheet.

(In thousands)	2016

Change in Benefit Obligation
Benefit obligation at beginning of year	$83
Service cost	10
Interest cost	1
Prior service costs	132
Actuarial loss	3
Benefits paid	(13)
Currency translation	1
Benefit obligation at end of year	$217
Change in Plan Assets
Fair value of plan assets at beginning of year	$—
Employer contributions	13
Benefits paid	(13)
Fair value of plan assets at end of year	$—
Unfunded Status	$(217)
Accumulated Benefit Obligation at End of Year	$217
Amounts Recognized in the Balance Sheet
Non-current liability (within Other Long-Term Liabilities)	$(217)
Amounts Recognized in Accumulated Other Comprehensive Items Before Tax
Unrecognized net actuarial loss	$(3)
Unrecognized prior service cost	(133)
Total	$(136)
Components of Net Periodic Benefit Cost
Service cost	$10
Interest cost	1
Net Periodic Benefit Cost	$11

The weighted-average assumptions used to determine the benefit obligation as of year-end are as follows:

2016

Discount rate	0.80%
Rate of compensation increase	1.62%

The weighted-average assumptions used to determine net periodic benefit cost are as follows:

2016

Discount rate	2.08%
Rate of compensation increase	1.87%

NII FPG Company	2016 Financial Statements
Notes to Combined Financial Statements

11.    Research and Development

For the year ended September 30, 2016, the Company incurred $2,249,000 of product development costs, which have been expensed. Investment tax credits of $45,000 were recognized as an offset against the research and development costs incurred.

12.    Lease Commitments

Operating Leases

The Company leases land under a long-term operating lease which expires August 31, 2022, with an extension available for a ten-year period. The annual lease payments are $114,000. The lease provides for adjustments to lease payments for each five-year period. The next adjustment to lease rates will be on September 1, 2021.

Total future minimum noncancelable lease payments required under operating leases over the next five fiscal years and thereafter are as follows:

(In thousands)	Lease Payment
2017	156
2018	158
2019	114
2020	114
2021	114
Thereafter	118
Total	774

13.    Other Commitments and Contingencies

The Company issues letters of credit through a financial institution to provide guarantees to certain international customers. Outstanding letters of credit amounted to $1,411,000 as of September 30, 2016.

14.    Financial Risks and Concentration of Risk

(a) Currency risk:

The Company is exposed to financial risks as a result of exchange rate fluctuations and the volatility of these rates. In the normal course of business, the Company purchases inventories and makes sales denominated in other currencies than the reporting entities functional currency, primarily U.S. dollars, Canadian dollars and Euros. Additionally, the Company holds debt denominated in Canadian dollars and enters into short-term foreign currency forward contracts with terms of three months or less to mitigate this risk.

(b) Credit risk:

Credit risk refers to the risk that a counterparty may default on its contractual obligations resulting in a financial loss. The Company deals with creditworthy counterparties to mitigate the risk of financial loss from defaults. The Company monitors the credit risk of customers through credit rating reviews.

(c) Interest rate risk:

The Company's bank loan has a variable interest rate. As a result, the Company is exposed to interest rate risk due to fluctuations in current interest rates.

NII FPG Company	2016 Financial Statements
Notes to Combined Financial Statements

15.    Related Party Transactions

As of September 30, 2016, the Company had the following balances with related companies:

(In thousands)	2016
Northern Industrial, Inc.
Receivable	$12,154
Payable	(1,321)
Net receivable related to operating cash flows and dividends	$10,833

Cascade National Resources, Inc.	$(72)
Net payable related to operating cash flows	$(72)

The companies are related due to common ownership interests.

Related party transactions are made in the normal course of operations and are measured at the contractual amount, which is the amount of consideration established and agreed to by the related parties.

16.    Subsequent Event

A subsequent events review was performed until September 19, 2017, which was the date that the financial statements were available to be issued.

The Company was acquired by Kadant Inc. for an aggregate purchase price of approximately $173,000,000, net of cash acquired, on July 5, 2017.